EXHIBIT 11


TEL-SAVE HOLDINGS, INC. AND SUBSIDIARIES
COMPUTATION OF NET INCOME PER SHARE
(IN THOUSANDS)


                                                                                      For the Three Months  For the Nine Months
                                                                                       Ended September 30,  Ended September 30,
                                                                                       -------------------  -------------------
                                                                                           1997      1996      1997      1996
                                                                                        -------   -------   -------   -------
Net income                                                                              $   721   $ 7,032   $   286   $14,467
                                                                                        =======   =======   =======   =======

PRIMARY

Weighted average common and common equivalent shares outstanding - Primary:

     Weighted average shares                                                             64,666    58,098    63,675    50,196
     Weighted average equivalent shares                                                   4,300     5,299     3,564     4,342
                                                                                        -------   -------   -------   -------
     Weighted average common and common
     equivalent shares - Primary                                                         68,966    63,397    67,239    54,538
                                                                                        -------   =======   =======   =======

Net income per share - Primary                                                          $   .01   $   .11        --       .27
                                                                                        =======   =======   =======   =======

FULLY DILUTED

Weighted  average  common  and  common  equivalent  shares  outstanding  - Fully
     Diluted:

     Weighted average shares                                                             64,666    58,098    63,675    50,196
     Weighted average equivalent shares                                                   5,399     6,642     5,444     5,982
                                                                                        -------   -------   -------   -------
     Weighted average common and common
     equivalent shares - Fully Diluted                                                   70,065    64,740    69,119    56,178
                                                                                        =======   =======   =======   =======

Net income per share - Fully Diluted                                                    $   .01   $   .11   $    --   $   .26
                                                                                        =======   =======   =======   =======